UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 7, 2008
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	000-51757	16-1731691
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
     On January 7, 2008, Regency Energy Partners LP (the “Partnership”), through its wholly-owned subsidiary Regency Gas Services LP (“Regency Gas Services”), acquired all the outstanding equity (the “Acquisition”) of FrontStreet Hugoton, LLC, a Delaware limited liability company (“FrontStreet”), from ASC Hugoton LLC, a Delaware limited liability company (“ASC”), and FrontStreet EnergyOne LLC, a Delaware limited liability company (“EnergyOne” and, together with ASC, the “Sellers”). The Acquisition was completed in accordance with the Contribution Agreement, dated December 10, 2007 (the “Contribution Agreement”), between the Partnership, Regency Gas Services, the Sellers and, solely for purposes of assuring to the Partnership and Regency Gas Services the performance by ASC of certain of its obligations under the Contribution Agreement, Aircraft Services Corporation, as amended. The Contribution Agreement was previously reported in the Partnership’s Current Report on Form 8-K dated December 13, 2007.
Partnership Agreement Amendment
     In connection with the Acquisition, on January 7, 2008, the general partner of the Partnership entered into Amendment No. 3 (the “Amendment”) to the Amended and Restated Agreement of Limited Partnership of the Partnership, which created the Partnership’s Class E Common Units that were issued to ASC as partial consideration for FrontStreet. The Class E Common Units have the same terms and conditions as the Partnership’s Common Units, except that the Class E Common Units are not entitled to participate in distributions of operating surplus by the Partnership. The Class E Common Units may be converted into Common Units on a one-for-one basis beginning February 15, 2008.
     The Amendment is attached as Exhibit 3.1 to this report and is incorporated by reference into this report in its entirety.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     On January 7, 2008, the Partnership completed the Acquisition of FrontStreet from ASC and EnergyOne, as described in Item 1.01, 3.02 and 5.03 of this report, which items are incorporated by reference into this item in their entirety. FrontStreet owns a gas gathering system located in Kansas and Oklahoma, which gas gathering system is operated by BP America Production Co., a wholly-owned subsidiary of BP p.l.c.
     The total purchase price paid by the Partnership for FrontStreet consisted of (1) the issuance of 4,701,034 Class E Common Units of the Partnership to ASC and (2) the payment of $11,752,225 in cash to EnergyOne. The purchase price is subject to customary post-closing adjustments. Regency Gas Services financed the cash portion of the purchase price out of its $500 million revolving credit facility, which is described in Note (8) of Notes to Consolidated Financial Statements of the Partnership included in its Annual Report on Form 10-K for the year ended December 31, 2006 and in Note (6) of its Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which descriptions are incorporated herein by reference. As of December 31, 2007, after giving effect to the Acquisition and a $10,000,000 drawdown on Regency Gas Services’ revolving credit facility in connection with the Acquisition, the Partnership had outstanding $357.5 million in 8 3/8% Senior Notes due 2013 and Regency Gas Services had outstanding $134.0 million in revolving loans.
     GE Energy Financial Services, a unit of General Electric Co., owns indirectly and controls Regency GP LP, the general partner of the Partnership (the “General Partner”). General Electric Co. indirectly through one or more affiliated entities also controls ASC. These affiliations created a conflict of interest in the General Partner. In recognition of that conflict, the board of directors of Regency GP LLC, the general partner of the General Partner (the “Managing General Partner”), submitted the proposed Acquisition for resolution of the conflict to the Conflicts Committee of the board of directors of the Managing General Partner, a committee of independent directors. Acting pursuant to provisions of the partnership agreement of the Partnership, the Conflicts Committee reviewed the proposed Acquisition and, with the assistance of independent financial and legal advisors, determined that the Acquisition was fair to the Partnership and recommended approval of the Acquisition by the full board of directors. In that regard, the Conflicts Committee received an opinion from Merrill Lynch & Co. Inc. that the purchase price to be paid by the Partnership to ASC is fair, from a financial point of view, to the Partnership. After receiving the approval and the recommendation of the Conflicts Committee, the board of directors approved the Acquisition.

     Because the Acquisition is a transaction between commonly controlled entities, the Partnership will be required to account for the acquisition in a manner similar to the pooling of interest method of accounting. Under this method of accounting, the Acquisition will reflect historical balance sheet data for both the Partnership and FrontStreet instead of reflecting the fair market value of FrontStreet’s assets and liabilities. Further, as a result of this method of accounting, certain transaction costs that would normally be capitalized will be expensed at the time of the Acquisition.
Item 3.02. Unregistered Sales of Equity Securities.
     On January 7, 2008, the Partnership issued to ASC 4,701,034 of its Class E Common Units. The Class E Common Units were issued to ASC in consideration for the contribution of ASC’s 95% ownership interest in FrontStreet to the Partnership in the Acquisition pursuant to the closing of the transactions contemplated by the Contribution Agreement. The Class E Common Units were issued to ASC in a private offering conducted in accordance with the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act. The material terms of the Class E Common Units are described above under Item 1.01 (Partnership Agreement Amendment) and are incorporated by reference into this item in their entirety. The Class E Common Units are convertible into common units of the Partnership as described above under Item 1.01 (Partnership Agreement Amendment).
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On January 7, 2008, the General Partner of the Partnership entered into the Amendment. The material terms of the Amendment are described above under Item 1.01 (Partnership Agreement Amendment) and the description in that item is incorporated by reference into this item in its entirety.
Item 8.01 Other Events.
     On January 7, 2008, the Partnership issued a press release announcing the consummation of the Acquisition, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements. The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report is required to be filed.
(b) Exhibits.

Exhibit
Number	Description
3.1	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership.

99.1	Press Release, dated January 7, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner

By:	Regency GP LLC, its general partner

By:	/s/ William E. Joor III
William E. Joor III
Executive Vice President, Chief Legal and Administrative Officer and Secretary

Date: January 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Amendment No. 3 to Amended and Restated Agreement of Limited Partnership.

99.1	Press Release, dated January 7, 2008.